Registration No. 33-
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                 	SECURITIES AND EXCHANGE COMMISSION
	                     WASHINGTON, D.C.  20549
                	__________________________________________

                               	FORM S-8
                       	REGISTRATION STATEMENT UNDER
                        	THE SECURITIES ACT OF 1993

                           	ALLTEL CORPORATION
            	(Exact name of Registrant as specified in its charter)

     		Delaware	                                       				34-0868285

(State or other jurisdiction of			                     	(I.R.S. Employer
incorporation or organization)		                       	Identification No.)

          	One Allied Drive, Little Rock, Arkansas 72203 (501) 661-8000
                       	(Address, including zip code, of
                         	principal executive offices)
                       	_____________________________________

                   	COMPUTER POWER, INC. RETIREMENT SAVINGS PLAN
                             	(Full title of the plan)
                       	______________________________________

                              	FRANCIS X. FRANTZ
    	Senior Vice President - External Affairs, General Counsel and Secretary
                 	One Allied Drive, Little Rock, Arkansas 72203
                              	(501) 661-8000
            	(Name and address, including zip code, and telephone number,
                        	including area code, of agent for service)
                       	________________________________________

                         	CALCULATION OF REGISTRATION FEE

	                   	Amount	 Proposed Maximum	Proposed Maximum	   Amount of
Title of Securities  to be	  Offering Price	  Aggregate Offering Registration
to be Registered   Registered  Per Share (1)        Price (1)         Fee
Common Stock,
$1.00 Par Value(2)  500,000	   $25.9375	        $12,968,750	       $4,471.98
______________________________________________________________________________
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the reported high and low sales prices of a share of Common Stock on July
25, 1994, as reported on the New York Stock Exchange Composite Tape.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this
Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
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                                    	PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

       	The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing:

             		(a)	ALLTEL Corporation's ("ALLTEL") Annual
         Report on Form 10-K for the year ended December 31, 1993;

             		(b)	Computer Power, Inc. Retirement Savings Plan's
         (the "Plan") Annual Report on Form 11-K for the year ended
         December 31, 1993; and

             		(c)	ALLTEL's Quarterly Report on Form 10-Q for
         the quarter ended March 31, 1994;

             		(d)	The description of ALLTEL's Common Stock
         and the related Series A Preferred Stock Purchase Rights contained in the registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        	All documents subsequently filed by ALLTEL and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

       	Not applicable.

Item 5.	Interests of Named Experts and Counsel.

       	Not applicable.
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Item 6.	Indemnification of Directors and Officers.

       	Article VII of ALLTEL's Amended and Restated Certificate of Incorporation (the "Certificate") provides for the indemnification of directors, officers, agents and employees for expenses incurred by them and judgments rendered against them in actions, suits or proceedings in relation to certain matters brought against them as such directors, officers, agents and employees, respectively. The Certificate provides for indemnification to the fullest extent permitted by the Delaware law. Any expansion of the protection afforded directors, officers, employees or agents by the Delaware General Corporation Law automatically is extended to ALLTEL's directors, officers, employees or agents, as the case may be. The Certificate also permits ALLTEL to advance expenses incurred by a director or officer in a legal proceeding prior to final disposition of the proceeding.

       	In addition, as permitted under the Delaware General
Corporation Law, ALLTEL has entered into indemnity agreements with its directors and officers. Under these indemnity agreements, ALLTEL will indemnify its directors and officers to the fullest extent permitted or authorized by the Delaware General Corporation Law, as it from time to time may be amended, or by any other statutory provisions authorizing or permitting such indemnification. Under the terms of ALLTEL's directors' and officers' liability and company reimbursement insurance policy, directors and officers of ALLTEL are insured against certain liabilities, including liabilities arising under the Securities Act of 1933 (the "Securities Act"). ALLTEL will indemnify such officers and directors under the indemnity agreements from all losses arising out of claims made against them except those based upon illegal personal profit, recovery of short-swing profits or dishonesty, provided, however, that ALLTEL's obligations will be satisfied to the extent of any reimbursement under such insurance.

       	The Delaware General Corporation Law permits a Delaware corporation to indemnify directors, officers, employees and agents under some circumstances and mandates indemnification under certain limited circumstances. The Delaware General Corporation Law permits a corporation to indemnify an officer, director, employee or agent for fines, judgments or settlements, as well as expenses in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Delaware General Corporation Law grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees and agents, regardless whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification.

Item 7.	Exemption from Registration Claimed.

       	Not applicable.

Item 8.	Exhibits.

       	See Index to Exhibits following signature pages.
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       	ALLTEL has submitted or will submit, the Plan and any
amendments thereto to the Internal Revenue Service in a timely manner, and has made or will make, all changes required by the Internal Revenue Service to qualify the Plan.

Item 9.	Undertakings.

            	(a)	The undersigned registrant hereby undertakes:

              		(1)	To file, during any period in which offers or sales
             are being made of the securities registered hereby, a post-
             effective amendment to this registration statement:

                 			(i)	To include any prospectus required by
                Section 10(a)(3) of the Securities Act;

                 			(ii)	To reflect in the prospectus any facts or
                events arising after the effective date of the
                registration statement (or the most recent post-
                effective amendment thereof) which, individually or in
                the aggregate, represent a fundamental change in the
                information set forth in this registration statement; and

                 			(iii)	To include any material information with
                respect to the plan of distribution not previously
                disclosed in the registration statement or any material
                change to such information in the registration
                statement;

               	provided; however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

              		(2)	That, for the purpose of determining any liability
           under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              		(3)	To remove from registration by means of a post-
           effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          	(b)	The undersigned registrant hereby further undertakes
that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
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          	(c)	Insofar as indemnification for liabilities arising under
the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              	SIGNATURES

         	The Registrant.   Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on July 29, 1994.

                                               				ALLTEL CORPORATION


                                        				By:  /s/ Francis X. Frantz
			                                        	Name:    Francis X. Frantz,
                                        				Title:   Attorney-in-Fact

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

		Title and Signature	                                               		Date

Joe T. Ford, Chairman and Chief Executive Officer (principal executive officer) and Director; Max E. Bobbitt, President and
Chief Operating Officer and Director; Tom T. Orsini, Senior
Vice President - Finance and Corporate Development and
Assistant Secretary (principal financial officer); Dennis J.
Ferra, Senior Vice President - Accounting and Administration
(principal accounting officer);  Ben W. Agee, Director; W.W.
Johnson, Director; Emon A. Mahony, Jr., Director; George C.
McConnaughey, Director; John P. McConnell, Director; Philip
F. Searle, Director;  John E. Steuri, Director; Carl H. Tiedemann,
Director; Ronald Townsend, Director; and William H. Zimmer,
Jr., Director.		                                             				July 29, 1994


                                               		 		By:  /s/ Francis X. Frantz
                                                 			Name:    Francis X. Frantz,
                                                 			Title:   Attorney-in-Fact

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	The Plan.	Pursuant to the requirements of the Securities Act
of 1933, the Computer Power, Inc. Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on July 29, 1994.

                                                     				COMPUTER POWER, INC.
                                                   			RETIREMENT SAVINGS PLAN

                                                  				BY CPI ACQUISITION, INC.
                                                				d/b/a COMPUTER POWER, INC.


                                               	By:      /s/  Bruce P. Andrews
                                               	Name:          Bruce P. Andrew
                                            				Title:  Chief Financial Officer


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                                 	INDEX TO EXHIBITS


Exhibit

(4)   	INSTRUMENTS DEFINING THE RIGHTS
		     OF SECURITY HOLDERS, INCLUDING
		     INDENTURES:

	4.1	  Amended and Restated
		     Certificate of
		     Incorporation of
		     ALLTEL Corporation	                      Incorporated herein by
                                          						reference to Exhibit B
						                                          to ALLTEL's Proxy Statement
                                                dated March 9, 1990

	4.2	  Bylaws of ALLTEL Corporation	            Incorporated herein by
						                                          reference to Exhibit C
						                                          to ALLTEL's Proxy	Statement
                                                dated March 9, 1990

	4.3	  Amended and Restated
		     Rights Agreement,
		     dated as of April 26,
		     1989, between ALLTEL
		     Corporation and
		     Ameritrust Company, N.A.	                 Incorporated herein by
						                                           reference to ALLTEL's Form 8
					                                           	dated April 26, 1989, filed
						                                           with the Commission on
						                                           April 28, 1989

	4.4	   First Amendment to Amended
		      and Restated Rights
		      Agreement, dated as of
		      April 16, 1990, between
		      ALLTEL Corporation and
		      Ameritrust Company, N.A.	                Incorporated herein by
					                                            reference to ALLTEL's Form SE
					                                            filed with the Commission on
					                                            April 23, 1990

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4.5	   CPI Acquisition, Inc. d/b/a Computer
		     Power, Inc. Amended and Restated
		     Retirement Savings Plan Trust Agreement
		     dated as of September 29, 1989, as amended
		     by an Amendment dated February 24, 1992,
		     a Second Amendment dated December 23,
		     1992, a Third Amendment dated December 24,
		     1992, a Fourth Amendment dated July 22, 1994,
		     and a Fifth Amendment dated July 22, 1994	          Attached hereto as
                                                           Exhibit 4.5

4.6	   Restated Trust Agreement for
		     Computer Power, Inc. Retirement
		     Savings Plan dated as of January 1, 1993	           Attached hereto as
                                                           Exhibit 4.6


(23)	  CONSENTS OF EXPERTS AND COUNSEL:

	23.1	 Consent of Arthur Andersen & Co.	                   Attached hereto as
                                                           Exhibit 23.1


(24)	  POWERS OF ATTORNEY:

	24.1	 Powers of attorney of each person whose
		     signature on this Registration Statement
		     was signed pursuant to a power of attorney	         Attached hereto as
                                                           Exhibit 24.1

	24.2	 Resolutions of ALLTEL's Board of
		     Directors authorizing execution of this
		     Registration Statement pursuant to a
		     power of attorney	                                  Attached hereto as
                                                           Exhibit 24.2


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